UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2007

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2007 Arbitron Inc. (the "Company") formed a joint venture Delaware limited liability company with Nielsen Media Research, Inc. ("NMR") named Project Apollo LLC (the "LLC"). The LLC was formed to implement commercial deployment in the United States of a product that will measure the media return on investment to advertisers by collecting and integrating product purchase and other information using the Company’s Portable People Meter ("PPM") technology. Initially, each party will own 50% of the equity interests in the LLC and will share equally in funding obligations. Since April 2005, pursuant to a cost-sharing agreement, the Company and NMR have shared costs and capital expenditures associated with the development and deployment of a pilot panel designed to demonstrate the feasibility of the product.

ACNielsen (US) Inc., an affiliate of NMR, has entered into an agreement with the LLC to permit the LLC to use its Homescan Panel and certain other data and recruit panelists, tabulate data, and provide related services. The Company has entered into an agreement with the LLC under which the Company will license PPM data and equipment to the LLC and provide other data collection and transmission services.

Through its Scarborough Research joint venture with The Nielsen Company, NMR’s parent corporation, the Company also provides media and marketing research services to the broadcast television, cable, newspaper, and online industries.

A copy of a press release announcing the formation of the LLC is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

February 1, 2007	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President & Chief Legal Officer, Legal & Business Affairs & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 1, 2007